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                                   EXHIBIT 1

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D) on behalf of each of them of Amendment No. 1 to the Schedule 13D with respect to the Class A Common Stock, par value $.01 per share, of Chancellor Broadcasting Company, a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 15th day of September, 1997.

Dated:  September 15, 1997

                               By: /s/ Scott K. Ginsburg
                                   --------------------------------------------
                                   Scott K. Ginsburg



                               By: /s/ Matthew E. Devine
                                   --------------------------------------------
                                   Matthew E. Devine



                               CHANCELLOR MEDIA CORPORATION
                               (formerly known as Evergreen Media Corporation)


                               By: /s/ Scott K. Ginsburg
                                   --------------------------------------------
                                   Name:   Scott K. Ginsburg
                                   Title:  President and Chief
                                           Executive Officer





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